EXHIBIT 23.1



                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Providian Financial Corporation 1999
Non-Officer Equity Incentive Plan of our report dated January 20, 1999, with respect to the consolidated financial statements of Providian Financial
Corporation and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP


San Francisco, California
June 28, 1999